Exhibit 99.1

Williams (NYSE: WMB)
One Williams Center
Tulsa, OK 74172
800-Williams
www.williams.com

DATE: Oct. 30, 2013

MEDIA CONTACT:	INVESTOR CONTACTS:
Tom Droege	John Porter	Sharna Reingold
(918) 573-4034	(918) 573-0797	(918) 573-2078

Williams Reports Third-Quarter 2013 Financial Results, Updates Guidance

—	New Third-Quarter Net Income Is $141 Million, $0.20 per Share

—	Adjusted Net Income $130 Million or $0.19 per Share

—	$61 Million in WPZ’s Higher Fee-Based Revenues More Than Offset $49 Million Effect of Lower NGL Margins; Downtime at Olefins Plant Lowers Results

—	Expect Adjusted Segment Profit + DD&A Growth Throughout 2013-2015 Guidance Period –Up Approximately $1.5 Billion

—	Reaffirming Cash-Dividend Growth of 20% Annually Through 2015

Quarterly Summary Financial Information	3Q 2013		3Q 2012
Per share amounts are reported on a diluted basis. All amounts are attributable to The Williams Companies, Inc.	millions	per share	millions	per share
(Unaudited)

Income from continuing operations	$143	$0.20	$152	$0.25
Income (loss) from discontinued operations	(2)	—	3	—

Net income	$141	$0.20	$155	$0.25

Adjusted income from continuing operations*	$130	$0.19	$161	$0.25

Year-to-Date Summary Financial Information	YTD 2013		YTD 2012
	millions	per share	millions	per share

Income from continuing operations	$454	$0.66	$572	$0.93
Income (loss) from discontinued operations	(10)	(0.01)	138	0.22

Net income	$444	$0.65	$710	$1.15

Adjusted income from continuing operations*	$411	$0.60	$535	$0.86

*	A schedule reconciling income from continuing operations to adjusted income from continuing operations (non-GAAP measures) is available at www.williams.com and as an attachment to this press release.

Williams (NYSE:WMB) • Third-Quarter 2013 Financial Results • Oct. 30, 2013	Page 1 of 14

TULSA, Okla. – Williams (NYSE: WMB) announced unaudited third-quarter 2013 net income attributable to Williams of $141 million, or $0.20 per share on a diluted basis, compared with net income of $155 million, or $0.25 per share on a diluted basis for third-quarter 2012.

The decrease in third-quarter 2013 net income was primarily due to lower olefin margins from lost production at Williams Partners’ Geismar olefins plant. An increase in fee-based revenues at Williams Partners more than offset a decrease in natural gas liquids (NGL) margins driven by continued ethane rejection. Lower costs and initial insurance recoveries related to the Geismar incident also partially offset these negative impacts during the third quarter.

For the first nine months of 2013, Williams reported net income of $444 million, or $0.65 per share on a diluted basis, compared with net income of $710 million, or $1.15 per share, for the same time period in 2012.

The decline in net income for the first nine months of 2013 was primarily due to lower NGL margins at Williams Partners driven by ethane rejection, as well as the absence of $207 million of income in first-quarter 2012 associated with the sale of certain of the company’s former Venezuela operations, of which $144 million was recorded within discontinued operations.

Adjusted Income from Continuing Operations

Adjusted income from continuing operations for third-quarter 2013 was $130 million, or $0.19 per share, compared with $161 million, or $0.25 per share for third-quarter 2012. Year-to-date through Sept. 30, adjusted income from continuing operations was $411 million, or $0.60 per share, compared with $535 million, or $0.86 per share.

During the third quarter and the first nine months of 2013, lower NGL margins at Williams Partners, including the effects of system-wide ethane rejection, drove the decline in adjusted income from continuing operations. Operating costs increased related to growth in businesses acquired in 2012. Lower olefins margins at Williams Partners also impacted adjusted results for the third quarter. These were partially offset by higher fee-based revenues.

Adjusted income from continuing operations reflects the removal of items considered unrepresentative of ongoing operations and is a non-GAAP measure. A reconciliation to the most relevant GAAP measure is attached to this news release.

Williams (NYSE:WMB) • Third-Quarter 2013 Financial Results • Oct. 30, 2013	Page 2 of 14

CEO Comment

Alan Armstrong, Williams’ president and chief executive officer, made the following comments:

“Williams performed well in the third quarter. Growth in Williams Partners’ fee-based business, along with our continued focus on cost control, more than offset the decline in NGL margins; however, the downtime at the Geismar plant negatively impacted our results.

“Given our diverse foothold in the energy infrastructure space, our large-scale fee-based assets and the tremendous development opportunities we’re pursuing, we expect strong cash flow growth from Williams Partners and Access Midstream Partners to drive 20 percent annual cash dividend growth for the company through 2015.

“We remain keenly focused on executing a multi-billion dollar growth program over the next several years to further expand our capabilities and connections from supply areas in the Gulf of Mexico, the Mid-Continent, Canada and Northeast U.S. to growing demand centers throughout the eastern seaboard and southeast to the Gulf Coast petrochemical complex, as well as overseas to growing LPG markets.”

Business Segment Results

Williams’ business segments for financial reporting are Williams Partners, Williams NGL & Petchem Services, Access Midstream Partners, and Other.

The Williams Partners segment includes the consolidated results of Williams Partners L.P. (NYSE:WPZ); Williams NGL & Petchem Services includes the results of Williams’ Canadian midstream businesses; and Access Midstream Partners includes the company’s equity earnings from its 50-percent interest in privately held Access Midstream Partners GP, L.L.C. and an approximate 23-percent limited-partner interest in Access Midstream Partners, L.P. (NYSE: ACMP). Prior period segment results have been recast to reflect Williams Partners’ acquisition of Williams’ Gulf Olefins business, which was completed in November 2012.

Williams (NYSE:WMB) • Third-Quarter 2013 Financial Results • Oct. 30, 2013	Page 3 of 14

Consolidated Segment Profit (Loss)	3Q		YTD
Amounts in millions	2013	2012	2013	2012

Williams Partners	$405	$429	$1,264	$1,371
Williams NGL & Petchem Services	(2)	16	56	72
Access Midstream Partners *	6	—	35	—
Other	3	1	—	61

Total Consolidated Segment Profit	$412	$446	$1,355	$1,504

Adjusted Consolidated Segment Profit (Loss)**	3Q		YTD
Amounts in millions	2013	2012	2013	2012

Williams Partners	$388	$444	$1,242	$1,400
Williams NGL & Petchem Services	(2)	16	56	72
Access Midstream Partners *	6	—	9	—
Other	3	1	—	8

Total Adjusted Consolidated Segment Profit	$395	$461	$1,307	$1,480

*	Segment results for Access Midstream Partners for 3Q and YTD 2013 includes $16 million and $48 million, respectively, of non-cash amortization of the difference between the cost of Williams’ investment and the company’s underlying share of the net assets of Access Midstream Partners.

**	A schedule reconciling segment profit to adjusted segment profit (non-GAAP measure) is available at www.williams.com and as an attachment to this press release.

Williams Partners

Williams Partners is focused on natural gas transportation, gathering, treating, processing and storage; natural gas liquids fractionation; olefins production; and oil transportation.

For third-quarter 2013, Williams Partners reported segment profit of $405 million, compared with $429 million for third-quarter 2012.

The decrease in Williams Partners’ segment profit during third-quarter 2013 was primarily due to $77 million lower olefin margins from lost production at the Geismar olefins plant as well as $49 million lower NGL margins driven by continued ethane rejection. The decrease was offset by a $61 million increase in transportation, gathering and processing fee revenues as well as lower costs in the quarter. Third-quarter 2013 also benefited from $50 million of income associated with initial insurance recoveries related to the Geismar incident.

For Williams Partners’ adjusted segment profit, $35 million of the $50 million of insurance recoveries recognized for GAAP accounting has been removed, leaving $15 million, which represents the amount of the actual business interruption claim that has been submitted for the third quarter. The remaining $35 million will be included in adjusted segment profit during future periods.

Williams (NYSE:WMB) • Third-Quarter 2013 Financial Results • Oct. 30, 2013	Page 4 of 14

Year-to-date through Sept. 30, Williams Partners reported $1.26 billion in segment profit, compared with $1.37 billion for the same period in 2012.

The year-to-date 2013 decline in Williams Partners’ segment profit was primarily due to $254 million (or 42 percent) lower NGL margins driven by ethane rejection, Geismar olefins plant downtime and higher operating costs associated with businesses acquired in 2012. The decline was partially offset by $151 million higher transportation and gathering and processing revenues.

There is a more detailed description of Williams Partners’ business results in the partnership’s third-quarter 2013 financial results news release, also issued today.

Williams Partners	2012				2013
Key Operational Metrics	1Q	2Q	3Q	4Q	1Q	2Q	3Q	3Q Change
								Year-over-year	Sequential
Fee-based Revenues (millions)	$651	$647	$659	$694	$684	$704	$720	9%	2%
NGL Margins (millions)	$242	$189	$167	$154	$121	$105	$118	-29%	12%
Ethane Equity sales (million gallons)	176	166	163	141	23	37	52	-68%	41%
Per-Unit Ethane NGL Margins ($/gallon)	$0.36	$0.22	$0.12	$0.04	$0.03	$0.02	($0.01)	-108%	-150%
Non-Ethane Equity sales (million gallons)	132	129	138	138	123	128	128	-7%	0%
Per-Unit Non-Ethane NGL Margins ($/gallon)	$1.36	$1.17	$1.07	$1.08	$0.97	$0.83	$0.92	-14%	11%
Olefin Margins (millions)	$74	$70	$77	$77	$118	$88	N/A	N/A	N/A
Geismar ethylene sales volumes (millions of lbs.)	284	250	263	261	246	211	N/A	N/A	N/A
Geismar ethylene margin ($/pound)	$0.18	$0.20	$0.22	$0.23	$0.37	$0.33	N/A	N/A	N/A

Williams NGL & Petchem Services

Williams NGL & Petchem Services primarily includes Williams’ midstream operations in Canada, including an oil sands offgas processing plant near Fort McMurray, Alberta and an NGL/olefins fractionation facility and butylene/butane splitter facility at Redwater, Alberta. Williams NGL & Petchem Services also includes the proposed Bluegrass Pipeline, which is currently in a binding open season with a targeted in-service of late 2015.

Williams NGL & Petchem Services reported segment loss of $2 million for third-quarter 2013, compared with segment profit of $16 million for third-quarter 2012. Segment profit decreased primarily due to a scheduled third-quarter 2013 shutdown for maintenance and tie-in of the ethane recovery project.

Williams (NYSE:WMB) • Third-Quarter 2013 Financial Results • Oct. 30, 2013	Page 5 of 14

For the first nine months of 2013, Williams NGL & Petchem Services reported segment profit of $56 million, compared with $72 million for the same time period of 2012.

The decrease in segment profit for the first nine months of 2013 was primarily due to the third quarter shutdown discussed above, partially offset by higher NGL product margins during the first nine months.

Access Midstream Partners

The segment results for Access Midstream Partners in the third quarter 2013 included $22 million of equity earnings recognized from Access Midstream Partners, L.P., offset by $16 million non-cash amortization of the difference between the cost of Williams’ investment and the company’s underlying share of the net assets of Access Midstream Partners, L.P. During third-quarter 2013, Williams received a regular quarterly distribution of $22 million from Access Midstream Partners, L.P.

For the first nine months of 2013, segment profit includes $57 million of equity earnings, offset by $48 million noncash amortization of the difference between the cost of our investment and our underlying share of the net assets. The year-to-date 2013 results also include a non-cash $26 million gain resulting from Access Midstream Partners L.P.’s equity issuance in April 2013. Year-to-date 2013, Williams received three quarterly distributions totaling $64 million from Access Midstream Partners, L.P.

Other

The decline in segment profit for the first nine months of 2013 in the Other segment is primarily due to the absence of the gain of $53 million recognized in 2012 related to the 2010 sale of the company’s Accroven investment in Venezuela. This gain has been excluded from the adjusted segment profit for Other.

Recent Key Operational Achievements

Williams NGL & Petchem Services

—	In Canada, placed new ethane and ethylene extraction capability into service.

—

Williams and Boardwalk Pipeline Partners, LP executed a joint venture agreement to continue developing a liquefied petroleum gas (LPG) export facility in the Lake Charles, La. area related to the Bluegrass Pipeline project. The proposed Moss Lake LPG Terminal would serve tanker ships transporting LPG to Asian, Latin American and European markets.

Williams (NYSE:WMB) • Third-Quarter 2013 Financial Results • Oct. 30, 2013	Page 6 of 14

—

Williams and Boardwalk Pipeline Partners, LP began a binding open season on Oct. 29 to determine industry commitments to NGL transportation capacity on the proposed Bluegrass Pipeline from the Marcellus and Utica shale plays to the petrochemical and export complex on the U.S. Gulf Coast. The open season is scheduled to conclude on Dec. 16, 2013.

Williams Partners

Northeast G&P

—	Steadily increased the Northeast gathered volumes reaching a new monthly average record of 2.0 Bcf/d in August 2013.

—	Continued expanding the Susquehanna Supply Hub gathering system to keep pace with producer demand. On track to increase horsepower by 126 percent to a total of 121,000 horsepower by the end of 2013.

—	Laurel Mountain Midstream reached a daily record of 400 MMcf/d in October.

Atlantic-Gulf

—

Concluded a successful open season on Atlantic Sunrise, a Transco expansion that would provide firm transportation service from various supply points along Transco’s Leidy Line in Pennsylvania to Dominion’s Cove Point Pipeline interconnect located in Fairfax County, Virginia and south to Alabama.

—

Achieved an early in-service date for half (125 Mdt/d) of the capacity of the Transco Northeast Supply Link project. The remaining portion of the $390 million expansion is on schedule to be placed into service in November 2013, expanding Transco’s existing system into the New York market by 250 Mdt/d.

—

Filed an application with the Federal Energy Regulatory Commission (FERC) to expand Transco’s existing Leidy Line in northern Pennsylvania and its mainline from New Jersey through Alabama by 525 Mdt/d. The project is fully subscribed by shippers with long-term contracts.

Williams (NYSE:WMB) • Third-Quarter 2013 Financial Results • Oct. 30, 2013	Page 7 of 14

—

Filed an application with FERC for the Mobile Bay South III Expansion Project, which is designed to provide 225 Mdt/d of firm transportation service on the Transco Mobile Bay Lateral from receipt points in Alabama to interconnections with Florida Gas Transmission and Bay Gas Storage in Mobile County, Ala. by spring of 2015.

Williams Partners NGL & Petchem Services

—

Executing on a plan to rebuild, turnaround and expand the Geismar Olefins plant by April 2014, which will increase the ethylene production capacity by 600 million pounds per year to a total capacity of 1.935 billion pounds per year.

Guidance

In September 2013, Williams paid a regular quarterly dividend of $.36625 per share, which was 17 percent higher than the same period last year and 3.9 percent higher than the prior quarter.

The company continues to expect to increase the full-year dividend it pays shareholders by 20 percent in each 2013, 2014 and 2015 – to per-share amounts of $1.44, $1.75 and $2.11, respectively. Williams’ full-year dividend for 2012 was $1.20 per share. The expected quarterly increases in Williams’ dividend are subject to quarterly approval of Williams’ board of directors. Williams has paid a common stock dividend every quarter since 1974.

Williams expects strong cash flow growth from Williams Partners and Access Midstream Partners to drive 20 percent annual cash dividend growth through the 2013 to 2015 guidance period.

Williams previously agreed to waive up to $200 million of incentive distribution rights due to it from Williams Partners to boost the partnership’s cash coverage for 2013. Accordingly, Williams Partners’ third quarter cash distributions to Williams are being reduced by $90 million of waived incentive distribution rights and the balance of $110 million remains available. The guidance presented below assumes $140 million of the full $200 million will be utilized in conjunction with the upcoming Williams Partners cash distributions for the third and fourth quarters of 2013. The IDR waivers provide Williams Partners with short-term cash distribution support as a large platform of growth projects moves toward completion and as Geismar returns to operations.

Williams Partners’ Geismar plant is expected to be out of service until April 2014 as a result of the incident on June 13, 2013. Williams Partners has $500 million of combined business interruption and property damage insurance related to this event (subject to deductibles and other limitations) that is expected to significantly mitigate the financial loss. The company’s current estimate of uninsured business interruption loss, property damage loss and other losses totals $73 million. The company currently estimates $343 million of cash recoveries from insurers related to business interruption losses.

Williams (NYSE:WMB) • Third-Quarter 2013 Financial Results • Oct. 30, 2013	Page 8 of 14

Under generally accepted accounting principles Williams Partners expects to recognize insurance recovery amounts as income when agreed to in writing by insurers or paid in cash. As such, Williams Partners L.P.’s adjusted segment profit has been adjusted to accrue assumed business interruption insurance recoveries while unadjusted GAAP amounts reflect estimated timing of written agreements with or cash recoveries from insurers. GAAP financial guidance assumes a 60-day lag from period of business interruption loss to related income recognition.

Williams Partners’ preliminary damage assessment and preliminary repair plan indicates an estimated cost of $102 million to repair the plant. Williams Partners expects to complete the plant repairs, turnaround and expansion and resume operations by April 2014. The assumed expanded plant restart date and repair cost estimate are subject to various uncertainties and risks that could cause the actual results to be materially different from these assumptions. The assumed property damage and business interruption insurance proceeds are also subject to various uncertainties and risks that could cause the actual results to be materially different from these assumptions.

Williams Partners L.P.
Geismar incident: Items impacting 3Q 2013	2Q	3Q	4Q	2013 Total
Amounts in millions
Estimated business interruption (BI) claim* (amounts included in WPZ DCF and Adjusted Profit)	$0	$15**	$141	$156

Estimated value of the 60-day waiting period for BI insurance	18	42	0	60
Estimated value of the scheduled 50-day turnaround and expansion	0	37	13	50

Geismar unusual items	$18	$79	$13	$110

*	The estimated BI insurance claim amounts are subject to various uncertainties and risks that could cause the actual results to be materially different from these assumptions. Total property damage and BI insurance coverage for this incident is limited to $500 million.

**	$50 million of insurance recoveries were recognized during 3Q ‘13 related to the Geismar incident, but WPZ DCF and Adjusted Segment Profit have been adjusted to only reflect the amounts associated with the BI claims related to 3Q.

***	Distributable Cash Flow (DCF) and Adjusted Segment Profit are non-GAAP measures. Reconciliations to the most relevant measures included in GAAP are provided in this presentation.

Williams (NYSE:WMB) • Third-Quarter 2013 Financial Results • Oct. 30, 2013	Page 9 of 14

Williams Partners L.P.
Geismar incident: Projected business interruption insurance proceeds and income recognition*	2013	2014	Total
Amounts in millions
Estimated business interruption (BI) proceeds (adjusted segment profit and DCF basis**)	$156	$187	$343
Adjustment for expected timing lag in BI cash recoveries and GAAP income recognition	(126)	126	0

Estimated BI proceeds - GAAP basis	$30	$313	$343

*	Total projected financial impact is $73 million, which is the sum of the value of the 60-day waiting period on the BI insurance, other known policy limits and $13 million of additional deductibles. It includes an estimate of property damage of $102 million and BI insurance proceeds of $343 million and assumes the company completes the plant repairs, turnaround and expansion and resumes operations by April 2014. The assumed plant restart date and repair cost estimate are subject to various uncertainties and risks that could cause the actual results to be materially different from these assumptions. The assumed property damage and BI insurance proceeds are also subject to various uncertainties and risks that could cause the actual results to be materially different from these assumptions. Total property damage and BI insurance coverage for this incident is limited to $500 million.

**	For Williams Partners, adjusted segment profit and distributable cash flow (DCF) are non-GAAP measures. Reconciliations to the most relevant measures included in GAAP are provided in this news release.

Capital expenditures included in guidance for the full three-year period have been increased by $105 million with decreases to 2013 and 2015 and an increase in 2014. The revisions include project timing shifts between years. The overall capital expenditure increase was primarily driven by a $200 million increase in the cost estimate to complete the Gulfstar I Project. Williams Partners has a 51 percent share of the Gulfstar I Project and as such will bear $102 million of the capital expenditure increase with the balance funded by a partner in the project.

Williams Partners is raising its 2013 guidance to reflect an expectation of improved NGL margins and lower costs. Additionally, the guidance for Williams Partners earnings has been raised in 2014 and 2015 to reflect the planned January 2014 drop-down to Williams Partners of Williams’ currently in-service Canadian assets, offset by lower volume growth rate projections at Ohio Valley Midstream.

Earnings guidance for Williams NGL & Petchem Services, which currently includes the planned drop-down assets, has been reduced pursuant to the anticipated January 2014 transfer of these expected earnings to Williams Partners. The planned drop-down of Williams’ Canadian assets currently in-service is subject to successful negotiation of a transaction between Williams and Williams Partners. The periods of 2013 through 2015 include a number of other guidance revisions across the company’s operations.

Williams (NYSE:WMB) • Third-Quarter 2013 Financial Results • Oct. 30, 2013	Page 10 of 14

Williams’ current commodity price assumptions and the corresponding guidance for its earnings and capital expenditures are displayed in the following table:

Commodity Price Assumptions	2013			2014			2015
and Financial Outlook	Low	Mid	High	Low	Mid	High	Low	Mid	High
Commodity Price Assumptions
Ethane ($ per gallon)	$0.24	$0.26	$0.27	$0.23	$0.28	$0.33	$0.20	$0.30	$0.40
Propane ($ per gallon)	$0.96	$0.98	$0.99	$1.00	$1.10	$1.20	$1.00	$1.15	$1.30
Natural Gas - Henry Hub ($/MMBtu)	$3.55	$3.67	$3.80	$3.50	$4.00	$4.50	$3.75	$4.25	$4.75
Ethylene Spot ($ per pound)	$0.55	$0.58	$0.60	$0.48	$0.58	$0.68	$0.50	$0.60	$0.70
Propylene Spot ($ per pound)	$0.67	$0.69	$0.72	$0.55	$0.65	$0.75	$0.55	$0.65	$0.75
Crude Oil - WTI ($ per barrel)	$96	$100	$104	$80	$95	$110	$80	$95	$110

NGL to Crude Oil Relationship (1)	32%	32%	31%	36%	35%	33%	35%	36%	36%

Crack Spread ($ per pound) (2)	$0.45	$0.47	$0.49	$0.38	$0.46	$0.54	$0.42	$0.47	$0.53
Composite Frac Spread ($ per gallon) (3)	$0.45	$0.45	$0.46	$0.41	$0.46	$0.50	$0.37	$0.47	$0.56
Capital & Investment Expenditures (millions)
Williams Partners	$3,410	$3,605	$3,800	$2,880	$3,120	$3,360	$1,610	$1,790	$1,970
Williams NGL & Petchem Services	630	685	740	1,420	1,675	1,930	1,735	2,045	2,355
Other	60	60	60	50	55	60	25	25	25

Total Capital & Investment Expenditures	$4,100	$4,350	$4,600	$4,350	$4,850	$5,350	$3,370	$3,860	$4,350

Cash Flow from Operations (millions)	$2,110	$2,130	$2,150	$2,850	$3,013	$3,175	$3,125	$3,300	$3,475

Adjusted Segment Profit (millions) (5)(6)
Williams Partners	$1,695	$1,730	$1,765	$2,165	$2,345	$2,525	$2,610	$2,830	$3,050
Williams NGL & Petchem Services	85	95	105	(20)	(18)	(15)	80	90	100
Access Midstream Partners	10	20	30	25	43	60	65	85	105
Other	—	—	—	30	30	30	65	65	65

Total Adjusted Segment Profit	$1,790	$1,845	$1,900	$2,200	$2,400	$2,600	$2,820	$3,070	$3,320

Adjusted Segment Profit + DD&A (millions) (5)(6)
Williams Partners	$2,440	$2,495	$2,550	$3,060	$3,265	$3,470	$3,620	$3,865	$4,110
Williams NGL & Petchem Services	120	130	140	(15)	(13)	(10)	105	115	125
Access Midstream Partners (4)	70	80	90	85	103	120	125	145	165
Other	20	20	20	55	55	55	95	95	95

Total Adjusted Segment Profit + DD&A	$2,650	$2,725	$2,800	$3,185	$3,410	$3,635	$3,945	$4,220	$4,495

Adjusted Earnings Per Share (5)(6)	$0.80	$0.83	$0.85	$1.00	$1.10	$1.20	$1.35	$1.50	$1.65

(1)	Calculated as the price of natural gas liquids as a percentage of the price of crude oil on an equal volume basis.

(2)	Crack spread is based on delivered U.S. Gulf Coast ethylene and Mont Belvieu ethane.

(3)	Composite frac spread is based on Henry Hub natural gas and Mont Belvieu NGLs.

(4)	Amortization adjustment for Access Midstream Partners reflects the amortization of the basis difference between Williams’ investment and its proportional share of the underlying net assets.

(5)	Adjusted Segment Profit and Adjusted Diluted EPS are adjusted to remove items considered unrepresentative of ongoing operations and are non-GAAP measures. Adjusted Segment Profit + DD&A is also a non-GAAP measure. Reconciliations to the most relevant GAAP measures are attached to this news release.

(6)	Guidance assumes the planned dropdown to Williams Partners of Williams’ currently in-service Canadian assets is completed in January 2014. The planned drop-down is subject to successful negotiation of a transaction between Williams and Williams Partners. Earnings guidance for Williams NGL & Petchem Services, which currently includes the planned drop-down assets has been reduced pursuant to the anticipated transfer of these expected earnings to Williams Partners.

Williams (NYSE:WMB) • Third-Quarter 2013 Financial Results • Oct. 30, 2013	Page 11 of 14

Third-Quarter 2013 Materials to be Posted Shortly; Q&A Webcast Scheduled for Tomorrow

Williams’ third-quarter 2013 financial results package will be posted shortly at www.williams.com. The package will include the data book and analyst package.

Williams and Williams Partners L.P. will host a joint Q&A live webcast on Thursday, Oct. 31, at 9:30 a.m. EDT. A limited number of phone lines will be available at (888) 352-6798. International callers should dial (719) 325-2444. A link to the webcast, as well as replays of the webcast in both streaming and downloadable podcast formats, will be available for two weeks following the event at www.williams.com and www.williamslp.com.

Form 10-Q

The company plans to file its third-quarter 2013 Form 10-Q with the Securities and Exchange Commission this week. Once filed, the document will be available on both the SEC and Williams websites.

Non-GAAP Measures

This press release includes certain financial measures – adjusted segment profit, adjusted segment profit + DD&A, adjusted income from continuing operations (“earnings”) and adjusted earnings per share – that are non-GAAP financial measures as defined under the rules of the Securities and Exchange Commission. Adjusted segment profit, adjusted earnings and adjusted earnings per share measures exclude items of income or loss that the company characterizes as unrepresentative of its ongoing operations. Management believes these measures provide investors meaningful insight into the company’s results from ongoing operations.

This press release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are widely accepted financial indicators used by investors to compare a company’s performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the company and aid investor understanding. Neither adjusted segment profit, adjusted segment profit + DD&A, adjusted earnings, nor adjusted earnings per share measures are intended to represent an alternative to segment profit, net income or earnings per share. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

Williams (NYSE:WMB) • Third-Quarter 2013 Financial Results • Oct. 30, 2013	Page 12 of 14

About Williams (NYSE: WMB)

Williams is one of the leading energy infrastructure companies in North America. It owns interests in or operates 15,000 miles of interstate gas pipelines, 1,000 miles of NGL transportation pipelines, and more than 10,000 miles of oil and gas gathering pipelines. The company’s facilities have daily gas processing capacity of 6.6 billion cubic feet of natural gas, NGL production of more than 200,000 barrels per day and domestic olefins production capacity of 1.35 billion pounds of ethylene and 90 million pounds of propylene per year. Williams owns approximately 64 percent of Williams Partners L.P. (NYSE: WPZ), one of the largest diversified energy master limited partnerships. Williams Partners owns most of Williams’ interstate gas pipeline and domestic midstream assets. Williams also owns Canadian operations and certain domestic olefins pipelines assets, as well as a significant investment in Access Midstream Partners, L.P. (NYSE: ACMP), a midstream natural gas services provider. The company’s headquarters is in Tulsa, Okla. For more information, visit www.williams.com, where the company routinely posts important information.

Our reports, filings, and other public announcements may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.

All statements, other than statements of historical facts, included in this report that address activities, events or developments that we expect, believe or anticipate will exist or may occur in the future, are forward-looking statements. Forward-looking statements can be identified by various forms of words such as “anticipates,” “believes,” “seeks,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “assumes,” “forecasts,” “intends,” “might,” “goals,” “objectives,” “targets,” “planned,” “potential,” “projects,” “scheduled,” “will,” “assumes,” “guidance,” “outlook,” “in service date” or other similar expressions. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management and include, among others, statements regarding:

—	Amounts and nature of future capital expenditures;

—	Expansion and growth of our business and operations;

—	Financial condition and liquidity;

—	Business strategy;

—	Cash flow from operations or results of operations;

—	The levels of dividends to stockholders;

—	Seasonality of certain business components;

—	Natural gas, natural gas liquids and olefins prices, supply and demand;

—	Demand for our services.

Forward-looking statements are based on numerous assumptions, uncertainties and risks that could cause future events or results to be materially different from those stated or implied in this report. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from results contemplated by the forward-looking statements include, among others, the following:

—	Whether we have sufficient cash to enable us to pay current and expected levels of dividends;

—	Availability of supplies, market demand and volatility of prices;

—

Inflation, interest rates, fluctuation in foreign exchange, and general economic conditions (including future disruptions and volatility in the global credit markets and the impact of these events on our customers and suppliers);

—	The strength and financial resources of our competitors and the effects of competition;

Williams (NYSE:WMB) • Third-Quarter 2013 Financial Results • Oct. 30, 2013	Page 13 of 14

—	Ability to acquire new businesses and assets and integrate those operations and assets into our existing businesses, as well as successfully expand our facilities;

—	Development of alternative energy sources;

—	The impact of operational and development hazards and unforeseen interruptions;

—	Costs of, changes in, or the results of laws, government regulations (including safety and environmental regulations), environmental liabilities, litigation, and rate proceedings;

—	Our costs and funding obligations for defined benefit pension plans and other postretirement benefit plans;

—	Changes in maintenance and construction costs;

—	Changes in the current geopolitical situation;

—	Our exposure to the credit risk of our customers and counterparties;

—	Risks related to strategy and financing, including restrictions stemming from our debt agreements, future changes in our credit ratings and the availability and cost of capital;

—	The amount of cash distributions from and capital requirements of our investments and joint ventures in which we participate;

—	Risks associated with weather and natural phenomena, including climate conditions;

—	Acts of terrorism, including cybersecurity threats and related disruptions;

—	Additional risks described in our filings with the Securities and Exchange Commission.

Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. We disclaim any obligations to and do not intend to update the above list or to announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.

In addition to causing our actual results to differ, the factors listed above may cause our intentions to change from those statements of intention set forth in this announcement. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise.

Investors are urged to closely consider the disclosures and risk factors in our annual report on Form 10-K filed with the SEC on Feb. 27, 2013, and our quarterly reports on Form 10-Q available from our offices or from our website at www.williams.com.

###

Williams (NYSE:WMB) • Third-Quarter 2013 Financial Results • Oct. 30, 2013	Page 14 of 14

EX99.1

Financial Highlights and Operating Statistics

(UNAUDITED)

Final

September 30, 2013

Reconciliation of Income (Loss) from Continuing Operations Attributable to The Williams Companies, Inc. to Adjusted Income

(UNAUDITED)

	2012					2013
(Dollars in millions, except per-share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year
Income (loss) from continuing operations attributable to The Williams Companies, Inc. available to common stockholders	$287	$133	$152	$151	$723	$162	$149	$143	$454

Income (loss) from continuing operations—diluted earnings per common share	$0.47	$0.21	$0.25	$0.23	$1.15	$0.23	$0.22	$0.20	$0.66

Adjustments:

Williams Partners
Acquisition and transition-related costs	$—	$19	$4	$2	$25	$—	$—	$—	$—
Net loss (recovery) related to Eminence storage facility leak	1	—	1	—	2	—	(5)	5	—
Impairment of certain assets	—	—	6	—	6	—	—	—	—
Share of impairments at equity method investee	—	—	—	5	5	—	—	—	—
Loss related to Geismar furnace fire	—	—	4	1	5	—	—	—	—
Gain on sale of certain assets	—	(6)	—	—	(6)	—	—	—	—
Contingency loss (gain)	—	—	—	—	—	(6)	—	9	3
Loss related to Geismar Incident	—	—	—	—	—	—	6	4	10
Geismar Incident adjustment for insurance timing	—	—	—	—	—	—	—	(35)	(35)

Total Williams Partners adjustments	1	13	15	8	37	(6)	1	(17)	(22)

Access Midstream Partners
Gain associated with ACMP equity issuance	—	—	—	—	—	—	(26)	—	(26)

Total Access Midstream Partners adjustments	—	—	—	—	—	—	(26)	—	(26)

Other
Gain from Venezuela investment	(53)	—	—	—	(53)	—	—	—	—

Total Other adjustments	(53)	—	—	—	(53)	—	—	—	—

Adjustments included in segment profit (loss)	(52)	13	15	8	(16)	(6)	(25)	(17)	(48)

Adjustments below segment profit (loss)
Reorganization-related costs	—	6	6	12	24	2	—	—	2
Gain from Venezuela investment—related interest—Other	(10)	—	—	—	(10)	—	—	—	—
Interest income on receivable from sale of Venezuela assets—Other	—	(3)	(2)	(2)	(7)	(13)	(13)	(11)	(37)
Allocation of adjustments to noncontrolling interests	—	(6)	(5)	(5)	(16)	5	4	9	18

	(10)	(3)	(1)	5	(9)	(6)	(9)	(2)	(17)

Total adjustments	(62)	10	14	13	(25)	(12)	(34)	(19)	(65)
Less tax effect for above items	11	(6)	(6)	(5)	(6)	1	10	4	15

Adjustments for tax-related items	—	1	1	1	3	1	4	2	7

Adjusted income from continuing operations available to common stockholders	$236	$138	$161	$160	$695	$152	$129	$130	$411

Adjusted diluted earnings per common share [1]	$0.39	$0.22	$0.25	$0.25	$1.11	$0.22	$0.19	$0.19	$0.60

Weighted-average shares—diluted (thousands)	600,520	626,620	632,019	642,527	625,486	687,143	686,924	687,306	687,007

[1]	Interest expense, net of tax, associated with our convertible debentures has been added back to adjusted income from continuing operations available to common stockholders to calculate adjusted diluted earnings per common share.

Note: The sum of earnings per share for the quarters may not equal the total earnings per share for the year due to changes in the weighted-average number of common shares outstanding.

Consolidated Statement of Income

(UNAUDITED)

	2012					2013
(Dollars in millions, except per-share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year
Revenues:
Service revenues	$677	$667	$675	$710	$2,729	$706	$721	$736	$2,163
Product sales	1,342	1,179	1,077	1,159	4,757	1,104	1,046	887	3,037

Total revenues	2,019	1,846	1,752	1,869	7,486	1,810	1,767	1,623	5,200

Costs and expenses:
Product costs	957	900	771	868	3,496	790	801	710	2,301
Operating and maintenance expenses	230	275	261	261	1,027	260	291	269	820
Depreciation and amortization expenses	168	181	196	211	756	201	198	207	606
Selling, general and administrative expenses	129	149	137	156	571	132	123	130	385
Other (income) expense - net	8	9	14	(7)	24	1	4	(29)	(24)

Total costs and expenses	1,492	1,514	1,379	1,489	5,874	1,384	1,417	1,287	4,088

Equity earnings (losses)	31	27	30	23	111	18	38	37	93
Income (loss) from investments	52	(1)	—	(2)	49	(1)	25	(1)	23
General corporate expenses	40	50	43	55	188	44	43	40	127

Total segment profit (loss)	650	408	446	456	1,960	487	456	412	1,355

Reclass equity earnings (losses)	(31)	(27)	(30)	(23)	(111)	(18)	(38)	(37)	(93)
Reclass income (loss) from investments	(52)	1	—	2	(49)	1	(25)	1	(23)
Reclass general corporate expenses	(40)	(50)	(43)	(55)	(188)	(44)	(43)	(40)	(127)

Operating income (loss)	527	332	373	380	1,612	426	350	336	1,112
Equity earnings (losses)	31	27	30	23	111	18	38	37	93
Interest incurred	(141)	(140)	(140)	(147)	(568)	(152)	(151)	(151)	(454)
Interest capitalized	10	12	11	26	59	24	24	27	75
Other investing income—net	69	3	3	2	77	13	39	10	62
Other income (expense)—net	(4)	3	—	(1)	(2)	(2)	2	1	1

Income (loss) from continuing operations before income taxes	492	237	277	283	1,289	327	302	260	889
Provision (benefit) for income taxes	133	71	77	79	360	96	102	62	260

Income (loss) from continuing operations	359	166	200	204	929	231	200	198	629
Income (loss) from discontinued operations	136	(1)	3	(2)	136	(1)	(8)	(1)	(10)

Net income (loss)	495	165	203	202	1,065	230	192	197	619

Less: Net income attributable to noncontrolling interests	72	33	48	53	206	69	50	56	175

Net income (loss) attributable to The Williams Companies, Inc.	$423	$132	$155	$149	$859	$161	$142	$141	$444

Amounts attributable to The Williams Companies, Inc.:
Income (loss) from continuing operations	$287	$133	$152	$151	$723	$162	$149	$143	$454
Income (loss) from discontinued operations	136	(1)	3	(2)	136	(1)	(7)	(2)	(10)

Net income (loss)	$423	$132	$155	$149	$859	$161	$142	$141	$444

Diluted earnings (loss) per common share:
Income (loss) from continuing operations	$0.47	$0.21	$0.25	$0.23	$1.15	$0.23	$0.22	$0.20	$0.66
Income (loss) from discontinued operations	0.23	—	—	—	0.22	—	(0.01)	—	(0.01)

Net income (loss)	$0.70	$0.21	$0.25	$0.23	$1.37	$0.23	$0.21	$0.20	$0.65

Weighted-average number of shares used in computations (thousands)	600,520	626,620	632,019	642,527	625,486	687,143	686,924	687,306	687,007

Common shares outstanding at end of period (thousands)	595,271	626,563	627,093	681,310	681,310	682,591	683,063	683,334	683,334
Market price per common share (end of period)	$30.81	$28.82	$34.97	$32.74	$32.74	$37.46	$32.47	$36.36	$36.36

Common dividends per share	$0.25875	$0.300	$0.3125	$0.325	$1.19625	$0.33875	$0.3525	$0.36625	$1.0575

Note: The sum of earnings (loss) per share for the quarters may not equal the total earnings (loss) per share for the year due to changes in the weighted-average number of common shares outstanding.

Reconciliation of GAAP “Segment Profit (Loss)” to Non-GAAP “Adjusted Segment Profit (Loss)” and “Adjusted Segment Profit + DD&A”

(UNAUDITED)

	2012					2013
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year
Segment profit (loss):

Williams Partners	$551	$391	$429	$441	$1,812	$456	$403	$405	1,264
Williams NGL & Petchem Services	40	16	16	27	99	36	22	(2)	56
Access Midstream Partners	—	—	—	—	—	—	29	6	35
Other	59	1	1	(12)	49	(5)	2	3	—

Total segment profit (loss)	$650	$408	$446	$456	$1,960	$487	$456	$412	$1,355

Adjustments:

Williams Partners	$1	$13	$15	$8	$37	$(6)	$1	$(17)	$(22)
Williams NGL & Petchem Services	—	—	—	—	—	—	—	—	—
Access Midstream Partners	—	—	—	—	—	—	(26)	—	(26)
Other	(53)	—	—	—	(53)	—	—	—	—

Total segment adjustments	$(52)	$13	$15	$8	$(16)	$(6)	$(25)	$(17)	$(48)

Adjusted segment profit (loss):

Williams Partners	$552	$404	$444	$449	$1,849	$450	$404	$388	$1,242
Williams NGL & Petchem Services	40	16	16	27	99	36	22	(2)	56
Access Midstream Partners	—	—	—	—	—	—	3	6	9
Other	6	1	1	(12)	(4)	(5)	2	3	—

Total adjusted segment profit (loss)	$598	$421	$461	$464	$1,944	$481	$431	$395	$1,307

Depreciation and amortization (DD&A):

Williams Partners	$159	$171	$185	$199	$714	$190	$185	$190	$565
Williams NGL & Petchem Services	4	3	6	7	20	7	6	11	24
Access Midstream Partners*	—	—	—	—	—	17	15	16	48
Other	5	7	5	5	22	4	7	6	17

Total depreciation and amortization	$168	$181	$196	$211	$756	$218	$213	$223	$654

Adjusted segment profit (loss) + DD&A

Williams Partners	$711	$575	$629	$648	$2,563	$640	$589	$578	$1,807
Williams NGL & Petchem Services	44	19	22	34	119	43	28	9	80
Access Midstream Partners	—	—	—	—	—	17	18	22	57
Other	11	8	6	(7)	18	(1)	9	9	17

Total adjusted segment profit (loss) + DD&A	$766	$602	$657	$675	$2,700	$699	$644	$618	$1,961

*	DD&A adjustment for Access Midstream Partners reflects the amortization of the basis difference between Williams’ investment and its proportional share of the underlying net assets.

Note: Segment profit (loss) includes equity earnings (losses) and income (loss) from investments reported in other investing income—net in the Consolidated Statement of Income. Equity earnings (losses) results from investments accounted for under the equity method. Income (loss) from investments results from the management of certain equity investments.

Williams Partners

(UNAUDITED)

	2012					2013
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year
Revenues:
Service revenues	$673	$664	$668	$704	$2,709	$701	$715	$731	$2,147
Product sales	1,295	1,153	1,049	1,114	4,611	1,055	1,012	855	2,922

Total revenues	1,968	1,817	1,717	1,818	7,320	1,756	1,727	1,586	5,069
Segment costs and expenses:
Product costs	974	907	781	864	3,526	798	810	718	2,326
Operating and maintenance expenses	220	264	252	251	987	246	279	245	770
Depreciation and amortization expenses	159	171	185	199	714	190	185	190	565
Selling, general, and administrative expenses	88	99	90	92	369	81	81	85	247
Other (income) expense—net	6	12	10	(5)	23	3	4	(26)	(19)

Total segment costs and expenses	1,447	1,453	1,318	1,401	5,619	1,318	1,359	1,212	3,889
Equity earnings	30	27	30	24	111	18	35	31	84

Reported segment profit	551	391	429	441	1,812	456	403	405	1,264
Adjustments	1	13	15	8	37	(6)	1	(17)	(22)

Adjusted segment profit	$552	$404	$444	$449	$1,849	$450	$404	$388	$1,242

Operating statistics
Interstate Transmission
Throughput (Tbtu)	927.0	779.5	818.6	907.5	3,432.6	1,046.6	850.0	925.4	2,822.0
Avg. daily transportation volumes (Tbtu)	10.2	8.5	8.9	9.9	9.4	11.6	9.3	10.0	10.4
Avg. daily firm reserved capacity (Tbtu)	11.7	11.6	11.7	12.0	11.7	12.3	11.9	11.8	12.0

Gathering and Processing*
Gathering volumes (Tbtu)	382	402	413	419	1,616	405	429	442	1,276
Plant inlet natural gas volumes (Tbtu)	405	403	415	422	1,645	389	408	393	1,190

Ethane equity sales (million gallons)	176	166	163	141	646	23	37	52	112
Non-ethane equity sales (million gallons)	132	129	138	138	537	123	128	128	379

NGL equity sales (million gallons)	308	295	301	279	1,183	146	165	180	491

Ethane margin ($/gallon)	$0.36	$0.22	$0.12	$0.04	$0.19	$0.03	$0.02	$(0.01)	$0.01
Non-ethane margin ($/gallon)	$1.36	$1.17	$1.07	$1.08	$1.17	$0.97	$0.83	$0.92	$0.90
NGL margin ($/gallon)	$0.79	$0.64	$0.55	$0.55	$0.64	$0.83	$0.64	$0.65	$0.70

Ethane production (million gallons)	438	401	402	361	1,602	160	186	181	527
Non-ethane production (million gallons)	365	375	400	423	1,563	368	404	401	1,173

NGL production (million gallons)	803	776	802	784	3,165	528	590	582	1,700

Petrochemical Services
Geismar ethylene sales volumes (million lbs)	284	250	263	261	1,058	246	211	10	467
Geismar ethylene margin ($/lb)	$0.18	$0.20	$0.22	$0.23	$0.21	$0.37	$0.33	$0.10	$0.34

Equity investments—100%
Discovery NGL equity sales (million gallons)	20	16	17	19	72	19	18	6	43
Discovery NGL production (million gallons)	71	62	58	69	260	63	64	45	172
Laurel Mountain gathering volumes (Tbtu)	15	16	22	27	80	27	29	32	88
Overland Pass NGL transportation volumes (Mbbls)	13,968	12,843	12,527	11,904	51,242	7,402	11,151	13,174	31,727

*	Excludes volumes associated with partially owned assets that are not consolidated for financial reporting purposes.

Williams NGL & Petchem Services

(UNAUDITED)

	2012					2013
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year
Revenues:
Fee-based revenues	$—	$—	$2	$3	$5	$2	$1	$—	$3
Olefin and NGL production sales	89	50	60	75	274	88	71	59	218

Total revenues	89	50	62	78	279	90	72	59	221

Segment costs and expenses:
Olefin and NGL production cost of goods sold	29	18	22	29	98	31	30	21	82
Operating and maintenance expenses	8	8	8	7	31	12	10	22	44
Selling, general and administrative expenses	5	6	6	9	26	4	5	7	16
Depreciation and amortization expenses	4	3	6	7	20	7	6	11	24
Other (income) expense—net	3	(1)	4	(1)	5	—	(1)	—	(1)

Total segment costs and expenses	49	34	46	51	180	54	50	61	165

Reported segment profit (loss)	40	16	16	27	99	36	22	(2)	56

Adjusted segment profit (loss)	$40	$16	$16	$27	$99	$36	$22	$(2)	$56

Operating statistics
Canadian propylene sales volumes (million lbs)	41	30	42	40	153	35	36	27	98
Canadian NGL sales volumes (million gallons)*	47	26	39	53	165	55	45	36	136

* NGL products include: propane, normal butane, isobutane/butylene (butylene), and condensate.

Access Midstream Partners (UNAUDITED)

	2012					2013
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year
Equity earnings						$17	$18	$22	$57
Less: Amortizations of equity investment basis differences						17	15	16	48

Total equity earnings						—	3	6	9
Other investing income—net						—	26	—	26

Reported segment profit						—	29	6	35
Adjustments						—	(26)	—	(26)

Adjusted segment profit						$—	$3	$6	$9

Distributions received						$20	$22	$22	$64

Capital Expenditures and Investments

(UNAUDITED)

	2012					2013
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year
Capital expenditures:
Williams Partners	$260	$524	$665	$663	$2,112	$608	$710	$799	$2,117
Williams NGL & Petchem Services**	64	65	62	203	394	100	102	205	407
Other**	5	4	3	11	23	5	5	8	18

Total*	$329	$593	$730	$877	$2,529	$713	$817	$1,012	$2,542

Purchase of businesses:
Williams Partners	$325	$1,724	$—	$—	$2,049	$—	$—	$—	$—

Total	$325	$1,724	$—	$—	$2,049	$—	$—	$—	$—

Purchase of investments:
Williams Partners	$48	$136	$98	$189	$471	$93	$89	$162	$344
Williams NGL & Petchem Services**	—	—	—	—	—	—	2	—	2
Other**	—	—	—	2,180	2,180	—	4	—	4

Total	$48	$136	$98	$2,369	$2,651	$93	$95	$162	$350

Summary:
Williams Partners	$633	$2,384	$763	$852	$4,632	$701	$799	$961	$2,461
Williams NGL & Petchem Services**	64	65	62	203	394	100	104	205	409
Other**	5	4	3	2,191	2,203	5	9	8	22

Total	$702	$2,453	$828	$3,246	$7,229	$806	$912	$1,174	$2,892

Capital expenditures incurred and purchase of investments:
Increases to property, plant, and equipment	$371	$628	$785	$971	$2,755	$732	$873	$1,080	$2,685
Purchase of businesses	325	1,724	—	—	2,049	—	—	—	—
Purchase of investments	48	136	98	2,369	2,651	93	95	162	350

Total	$744	$2,488	$883	$3,340	$7,455	$825	$968	$1,242	$3,035

*Increases to property, plant, and equipment	$371	$628	$785	$971	$2,755	$732	$873	$1,080	$2,685
Changes in related accounts payable and accrued liabilities	(42)	(35)	(55)	(94)	(226)	(19)	(56)	(68)	(143)

Capital expenditures	$329	$593	$730	$877	$2,529	$713	$817	$1,012	$2,542

**	Williams NGL & Petchem Services recast to include Bluegrass Pipeline Company LLC and a 50-percent equity investment in Moss Lake Fractionation LLC, previously included in Other.

Depreciation and Amortization and Other Selected Financial Data

(UNAUDITED)

	2012					2013
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year
Depreciation and amortization:
Williams Partners	$159	$171	$185	$199	$714	$190	$185	$190	$565
Williams NGL & Petchem Services	4	3	6	7	20	7	6	11	24
Other	5	7	5	5	22	4	7	6	17

Total	$168	$181	$196	$211	$756	$201	$198	$207	$606

Other selected financial data:
Cash and cash equivalents	$1,100	$679	$996	$839	$839	$702	$824	$732	$732
Total assets	$17,790	$20,267	$21,263	$24,327	$24,327	$24,816	$25,657	$26,455	$26,455
Capital structure:
Debt
Commercial paper	$—	$—	$—	$—	$—	$—	$710	$371	$371
Current	$329	$4	$2	$1	$1	$1	$1	$1	$1
Noncurrent	$8,366	$9,033	$9,512	$10,735	$10,735	$10,610	$10,359	$10,359	$10,359
Stockholders’ equity	$2,622	$2,961	$3,092	$4,752	$4,752	$4,795	$4,694	$4,948	$4,948
Debt to debt-plus-stockholders’ equity ratio	76.8%	75.3%	75.5%	69.3%	69.3%	68.9%	70.2%	68.4%	68.4%

2013 Forecast Guidance—Reported to Adjusted

	October 30 Guidance
	Reported	Adjustment	Adjusted
(Dollars in millions, except earnings per share)	Low — High	Items	Low — High
Segment profit	$1,672 — $1,782	$118	$1,790 — $1,900

Net interest expense	(500) — (510)	—	(500) — (510)

General corporate/other/rounding	(135) — (145)	(35)	(170) — (180)

Pretax income	1037 — 1127	83	1,120 — 1,210

Provision for income tax	(493) — (523)	178	(315) — (345)

Income from continuing operations	$544 — $604	$261	$805 — $865

Net income attributable to noncontrolling interests	(215) — (240)	(40)	(255) — (280)

Amounts attributable to Williams:

Income from continuing operations	$329 — $364	$221	$550 — $585

Diluted EPS	$0.48 — $0.53		$0.80 — $0.85

Segment Profit Guidance—Reported to Adjusted

	2013 Guidance	2014 Guidance	2015 Guidance
(Dollars in millions)	Midpoint	Midpoint	Midpoint
Reported segment profit:
Williams Partners (WPZ)	$1,586	$2,509	$2,830
Williams NGL & Petchem Services	95	(18)	90
Access Midstream Partners	46	43	85
Other	—	30	65

Total Reported segment profit	$1,727	$2,564	$3,070

Adjustments:
Williams Partners-Litigation settlement gain	$(6)	$—	$—
Williams Partners-Net loss (recovery) related to Eminence storage facility leak	2	—	—
Williams Partners-Contingency loss	9	—	—
Williams Partners-Loss related to Geismar incident	13	—	—
Williams Partners-Geismar other income	(15)	15	—
Williams Partners-Geismar involuntary conversion gain	—	(38)	—
Williams Partners-Geismar incident adjustment for insurance timing	141	(141)	—
Williams NGL & Petchem Services	—	—	—
Access Midstream Partners-Gain associated with ACMP equity issuance	(26)	—	—
Other	—	—	—

Total Adjustments	$118	$(164)	$—

Adjusted segment profit (loss):
Williams Partners (WPZ)	$1,730	$2,345	$2,830
Williams NGL & Petchem Services	95	(18)	90
Access Midstream Partners	20	43	85
Other	—	30	65

Total Adjusted segment profit (loss)	$1,845	$2,400	$3,070

Depreciation and amortization (DD&A):
Williams Partners (WPZ)	$765	$920	$1,035
Williams NGL & Petchem Services	35	5	25
Access Midstream Partners*	60	60	60
Other	20	25	30

Total depreciation and amortization	$880	$1,010	$1,150

* Amortization adjustment for Access Midstream Partners reflects the amortization of the basis difference between Williams’ investment and its proportional share of the underlying net assets.

Adjusted segment profit (loss) + DD&A
Williams Partners (WPZ)	$2,495	$3,265	$3,865
Williams NGL & Petchem Services	130	(13)	115
Access Midstream Partners	80	103	145
Other	20	55	95

Total adjusted segment profit + DD&A	$2,725	$3,410	$4,220

Reconciliation of Forecasted Reported Income from Continuing Operations to Adjusted Income from Continuing Operations

	2013 Guidance	2014 Guidance	2015 Guidance
(Dollars in millions, except earnings per share)	Midpoint	Midpoint	Midpoint

Reported income from continuing operations	$347	$840	$1,070

Adjustments—pretax	43	(106)	—

Less taxes	178	31	—

Adjustments—after tax	221	(75)	—
Adjusted income from continuing ops	$568	$765	$1,070

Adjusted diluted EPS	$0.83	$1.10	$1.50

Note: All amounts attributable to Williams